EXHIBIT 10.173

              FIFTH AMENDMENT TO LETTER OF CREDIT AGREEMENT

          FIFTH AMENDMENT TO LETTER OF CREDIT AGREEMENT, dated as of February 22, 1999 (this "Amendment"), among R&B FALCON CORPORATION, a Delaware corporation (the "Obligor") and CHRISTIANIA BANK OG KREDITKASSE, NEW YORK BRANCH (the "Bank"). All capitalized terms used herein and not otherwise defined shall have the meanings provided such terms in the L/C Agreement (as defined below).

                          W I T N E S S E T H :

          WHEREAS, the Bank and the Obligor are parties to a Letter of Credit Agreement, dated as of December 30, 1996 (as amended to date, the "L/C Agreement"); and

          WHEREAS, the parties thereto and hereto wish to amend the L/C Agreement as herein provided;

          NOW, THEREFORE, it is agreed:

I.  Amendments to L/C Agreement and Other Terms.

          1. Section 6 of the L/C Agreement is hereby amended by inserting the following new Section 6.11 immediately following Section 6.10:

          6.11 Backstop Letter of Credit. The Obligor agrees that on or before March 31, 1999, it shall deliver to the Bank, as beneficiary, an irrevocable sight letter of credit issued by a bank satisfactory to the Bank and otherwise in form and substance satisfactory to the Bank, which letter of credit shall support the Obligations of the Obligor hereunder, with such letter of credit to have an expiry date not earlier than one month after the Maturity Date.

          2. Section 7.01 of the L/C Agreement is hereby amended by (i) deleting clause (e) thereof in its entirety and inserting the following new clause (e) in lieu thereof:

          (e) Indebtedness of the Obligor created under the R&B Falcon Credit Agreement in an aggregate principal amount not exceed $200,000,000.

, (ii) deleting the word "and" at the end of clause (h) thereof, (ii) redesignating clause (i) thereof as clause (j), and (iii) inserting the following new clause (i) immediately following clause (h) thereof:

          (i) Senior unsecured Indebtedness of the Obligor (including any refinancing thereof, provided that any such refinancing does not increase the principal amount thereof beyond that outstanding on the date of such refinancing) in an aggregate principal amount not to exceed $350,000,000; provided that such Indebtedness (or refinancing thereof, as the case may be) shall at all times (i) be unsecured and
     (ii) have a maturity date not earlier than one year after the Maturity Date (as such term is defined from time to time) (except for any refinancing which results solely in the conversion of such Indebtedness into, or exchange for, other Indebtedness of the Obligor, in an aggregate principal amount not to exceed that outstanding on the date of such refinancing, which is unsecured and has a maturity date not earlier than one year after the Maturity Date (as such term is defined from time to time)); and

          3. Section 7.11 of the L/C Agreement is hereby amended by (i) deleting clause (iii) thereof in its entirety and inserting the following new clause (iii) in lieu thereof:

     and (iii) sales of properties and assets which shall not exceed $50,000,000 in fair market value in the aggregate in any fiscal year of the Obligor; provided that in addition to the above permitted asset sales, the Obligor and its Subsidiaries shall be permitted to sell Non-Core Assets not exceeding $250,000,000 in fair market value in the aggregate in any fiscal year of the Obligor.

          4. Section 7.10 of the L/C Agreement is hereby amended by deleting said section in its entirety and inserting the following new
Section 7.10 in lieu thereof:

          7.10. Interest Coverage Ratio. The Obligor will not permit its Interest Coverage Ratio at the end of any fiscal quarter of the Obligor (calculated quarterly at the end of each fiscal quarter of the Obligor) to be less than (i) at any time prior to January 1, 2000, 1.50:1.00 and (ii) at any time thereafter, 1.75:1.00. For purposes of this Section 7.10, the "Interest Coverage Ratio" shall mean the ratio of (x) EBITDA for the four fiscal quarters of the Obligor ending on such date to (y) Consolidated Interest Expense for the four fiscal quarters of the Obligor ending on such date.

          5. Section 7.13 of the L/C Agreement is hereby amended by deleting said section in its entirety and inserting the following new
Section 7.13 in lieu thereof:

          Section 7.13 Restriction on Certain Debt Payments. The Obligor shall not (i) repay any indebtedness incurred pursuant to
     Section 7.01(h) except out of net proceeds from the issuance by the Obligor of (x) capital stock permitted to be issued hereunder or (y) refinancing Indebtedness permitted pursuant to Section 7.01(h); provided that, so long as no Default or Event of Default exists or would result immediately after giving effect to such payment, this
     Section 7.13(i) shall not be deemed to prevent the Obligor from making regularly scheduled payments of accrued interest on such Indebtedness or (ii) make any optional or voluntary payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of any indebtedness incurred pursuant to
     Section 7.01(i).

          6. Section 9 of the L/C Agreement is hereby amended by (i) deleting the definitions of "EBITDA" and "Eurodollar Margin" appearing therein and (ii) inserting the following new definitions in appropriate alphabetical order:

               "Consolidated Interest Expense" shall mean, for any period, total interest expense (including that attributable to Capital Lease Obligations) of the Obligor and its Subsidiaries in accordance with GAAP (provided that, in any event, Consolidated Interest Expense shall not include capitalized interest) on a consolidated basis with respect to all outstanding Indebtedness of the Obligor and its Subsidiaries, including, without limitation, all commissions, discounts, and other fees and charges owed with respect to letters of credit and bankers' acceptance financing.

               "EBITDA" shall mean, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, dividends on preferred stock, taxes, depreciation, depletion and amortization. Notwithstanding the foregoing, the calculation of EBITDA shall not take into account any extraordinary gains or losses, any non-cash items, or any non-recurring gains or charges.

               "Non-Core Assets" shall mean (i) the drilling rigs Seillean, Iolair, Peregrine VI (Hull), Peregrine VIII (Hull) and Rig 82, (ii) Equipment Packages for Peregrine VI and Peregrine VIII and (iii) four supply boats located in West Africa on the Fifth Amendment Effective Date, each as determined on the Fifth Amendment Effective Date.

               "Fifth Amendment" shall mean the Fifth Amendment to this Agreement, dated as of February 22, 1999.

               "Fifth Amendment Effective Date" shall have the meaning provided in the Fifth Amendment.

          7.   Notwithstanding  anything to  the  contrary  contained  in
Section 1.01 of the L/C Agreement or in any other provision thereof, as of the Fifth Amendment Effective Date, (i) the Bank shall not be required to issue, nor shall the Obligor be entitled to request, any new Letter of Credit under the L/C Agreement and (ii) no Letter of Credit outstanding under the L/C Agreement on the Fifth Amendment Effective Date shall be extended beyond the then applicable expiry date of such Letter of Credit, in each case without the express prior written consent of the Bank. In addition, as of the Fifth Amendment Effective Date, the Unutilized Commitment shall be deemed to be $0 for all purposes of the L/C Agreement (including, without limitation, for purposes of Section 2.01(b)).

          8. Pursuant to Section 7.12 of the L/C Agreement, the Bank hereby consents to the Fourth Amendment to the R&B Falcon Credit Agreement, and the granting of the collateral contemplated therein, in the form delivered to the Bank prior to the Fifth Amendment Effective Date.

II  Miscellaneous Provisions.

          1. In order to induce the Bank to enter into this Amendment, the Obligor hereby represents and warrants that:

          (a) no Default or Event of Default exists as of the Fifth Amendment Effective Date both before and after giving effect to this Amendment; and

          (b) all of the representations and warranties contained in the L/C Agreement and the other Credit Documents are true and correct in all material respects on the Fifth Amendment Effective Date both before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the Fifth Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

          2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the L/C Agreement or any other Credit Document.

          3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Obligor and the Bank.

          4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          5. This Amendment shall become effective as of 12:01 AM (New York time) on the date (the "Fifth Amendment Effective Date") when (i) each of the Obligor and the Bank shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Bank at its Notice Office, and (ii) the Obligor shall have consummated an issuance of its convertible preferred stock and received cash proceeds from such issuance of not less than $250,000,000 less fees and commissions.

          6. From and after the Fifth Amendment Effective Date, all references in the L/C Agreement and each of the other Credit Documents to the L/C Agreement shall be deemed to be references to the L/C Agreement as amended hereby.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

                              R&B FALCON CORPORATION


                              By:_________________________
                                    Title:


                              CHRISTIANIA BANK OG KREDITKASSE, NEW YORK
                              BRANCH


                              By:_________________________
                                    Title:

                              By:_________________________
                                    Title: